UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LF GEORGE HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	45-162074
(State of Incorporation)	(I.R.S. Employer Identification No.)

159 El Camino Real Millbrae, California	94030
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: No. 333-190403

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.01 PER SHARE

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Registrant is set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-190403) as filed with the Securities and Exchange Commission on August 6, 2013, and as amended, and including any form of prospectus therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is herein incorporated by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Certificate of Incorporation*

3.2	First Amended and Restated Bylaws*

____________

* As filed in the Registrant’s Registration Statement on Form S-1 (File No. 333-190403) on August 6, 2013.

2

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LF GEORGE HOLDINGS, INC. (Registrant)

Date: February 17, 2015	By:	/s/ George Lam
	Name:	George Lam
	Title:	Chief Executive Officer
(principal executive officer)

By:	/s/ Henry Lam
Name:	Henry Lam
Title:	Chief Financial Officer
(principal accounting officer and principal financial officer)